UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rock Creek Parkway
North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Cerner Corporation (“Cerner” or the “Company”) on December 22, 2021, Cerner entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 20, 2021, with OC Acquisition LLC (“Parent”), Cedar Acquisition Corporation (“Merger Subsidiary”), and, solely for certain limited purposes, Oracle Corporation (“Oracle”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, on January 19, 2022, Merger Subsidiary commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Cerner’s common stock, par value $0.01 per share (the “Shares”), at a price of $95.00 per Share, net to the holders thereof, in cash (the “Offer Price”), without interest and subject to any required tax withholding (the “Merger Consideration”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, Eastern Time, at the end of the day on June 6, 2022 (such date and time, the “Expiration Time”). According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Time, 194,816,290 Shares had been validly tendered into and not validly withdrawn from the Offer, representing approximately 66.0% of the outstanding Shares (not including 9,464,299 Shares delivered through Notices of Guaranteed Delivery, representing approximately 3.2% of the outstanding Shares). The number of Shares validly tendered (and not validly withdrawn) pursuant to the Offer satisfied the condition to the Offer that there be validly tendered (and not validly withdrawn) prior to the Expiration Time a number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guaranteed delivery procedures) that, together with any Shares owned by Oracle, Parent or Merger Subsidiary, represents a majority of the aggregate number of Shares issued and outstanding immediately prior to the first time Merger Subsidiary accepts any Shares for payment pursuant to the Offer. Accordingly, the Minimum Condition to the Offer has been satisfied. As a result of the satisfaction or waiver of the conditions to closing and each of the other conditions to the Offer, Merger Subsidiary has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On June 8, 2022, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Merger Subsidiary merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming an indirect, wholly owned subsidiary of Oracle.

At the effective time of, and as a result of, the Merger (the “Effective Time”) and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding, other than (1) Shares held by Cerner as treasury stock or owned by Oracle, Parent, Merger Subsidiary or any subsidiary of Cerner, or (2) Shares held by stockholders who properly exercised appraisal rights in accordance with Section 262 of the DGCL.

In addition, at the Effective Time and as a result of the Merger and without any action on the part of the holders thereof, pursuant to the terms and subject to the conditions of the Merger Agreement, the unvested portion of each (1) option to purchase shares of common stock (“Stock Options”); (2) share of restricted stock of the Company (“Restricted Stock”); (3) award of restricted stock units of the Company (“RSUs”); and (4) award of performance share units of the Company (“PSUs,” and together with the Stock Options, Restricted Stock, and RSUs, the “Compensatory Awards”) that was outstanding immediately prior to the Effective Time and held by a person who was an employee of the Company or any of its subsidiaries immediately prior to the Effective Time was assumed by Oracle and converted automatically at the Effective Time into a corresponding option, share of restricted stock, restricted stock unit, or performance share unit, as the case may be, denominated in shares of Oracle’s common stock. The number of shares of Oracle’s common stock subject to these awards and the per share exercise price or purchase price was adjusted based on an exchange ratio determined by dividing the Merger Consideration by the average closing price of Oracle’s common stock on the New York Stock Exchange over the five trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share and rounded up to the nearest whole cent, respectively). At the Effective Time, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each Compensatory Award that was outstanding immediately prior to the Effective Time (each such vested portion of a Compensatory Award, a “Cashed Out Compensatory Award”) was not assumed by Oracle and was, immediately prior to the Effective Time, cancelled and extinguished in exchange for an amount in cash equal to (a) the product obtained by multiplying (1) the aggregate number of shares of common stock subject to such Cashed Out Compensatory Award immediately prior to the Effective Time by (2) the Merger Consideration less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation, or (b) an amount equal to any dividend equivalent rights payable with respect to such vested portion of the Compensatory Award (such amounts payable hereunder, the “Compensatory Award Payments”) (except that any Cashed Out Compensatory Award that has an exercise or purchase price equal to or greater than the Merger Consideration was cancelled for no consideration). The Compensatory Award Payments will be paid as soon as practicable following the Effective Time.

Finally, any performance metrics relating to any PSUs that, immediately prior to the Effective Time, remain subject to the achievement of such performance metrics will be deemed achieved at the greater of (1) target levels as of immediately prior to the Effective Time or (2) levels based on actual achievement of pro-rated performance goals through the Effective Time. Any PSUs that are deemed earned in accordance with the foregoing sentence will then (following the vesting of any PSUs, in whole or in part, pursuant to its terms as a result of the transactions contemplated by the Merger Agreement) be subject to vesting based on continued service with Cerner, Parent, Oracle or their respective subsidiaries through the scheduled vesting dates applicable to such awards.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on December 22, 2021 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Cerner notified the Nasdaq Stock Market LLC (“Nasdaq”) on June 8, 2022 that the Merger was consummated, and requested that Nasdaq (i) suspend trading of the common stock of Cerner as of before the open of trading on June 8, 2022, and (ii) file a notification of delisting of the Company’s common stock from the Nasdaq and deregistration of Cerner’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC. Cerner intends to file a certification on Form 15 with the SEC to cause Cerner’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Merger Subsidiary’s acceptance for payment on June 8, 2022 of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, and the consummation of the Merger pursuant to Section 251(h) of the DGCL on June 8, 2022, a change in control of Cerner occurred and Cerner now is an indirect, wholly owned subsidiary of Oracle.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

In connection with the Merger, at the Effective Time, each of the Company’s directors immediately prior to the Effective Time ceased to be directors of the Company. Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, Brian S. Higgins, the sole director of Merger Subsidiary immediately prior to the Effective Time of the Merger, became the sole director of the surviving corporation.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger on June 8, 2022, the officers of Merger Subsidiary immediately prior to the Effective Time of the Merger became the officers of the surviving corporation following the Effective Time, with Dorian E. Daley appointed as President of the surviving corporation and Brian S. Higgins appointed as Senior Vice President of the surviving corporation.

Employee Stock Purchase Plan

In accordance with the terms of the Merger Agreement, Cerner’s 2011 Associate Stock Purchase Plan terminated immediately prior to the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation in the form prescribed by the Merger Agreement and bylaws of Merger Subsidiary in effect immediately prior to the Effective Time. The amended and restated certificate of incorporation and amended and restated bylaws of the surviving corporation are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2021, by and among Cerner Corporation, Oracle Acquisition LLC, Cedar Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2021)

3.1	Amended and Restated Certificate of Incorporation of Cerner Corporation

3.2	Amended and Restated Bylaws of Cerner Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: June 8, 2022	By:	/s/ Brian S. Higgins
Brian S. Higgins, Senior Vice President